UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 30, 2015

CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Wilshire Blvd., 2nd Floor, Beverly Hills, CA (Address of principal executive offices)	90211 (Zip Code)

(310) 358-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2015, Capricor Therapeutics, Inc., a Delaware corporation (“Capricor Therapeutics”), entered into a Joinder Agreement (the “Joinder Agreement”) with Capricor, Inc., a wholly-owned subsidiary of Capricor Therapeutics (“Capricor”), and the California Institute For Regenerative Medicine (“CIRM”), pursuant to which, among other things, the parties agreed that Capricor Therapeutics will become a party to that certain Loan Agreement, by and between Capricor and CIRM, entered into in February, 2013 (the “Loan Agreement”).

Pursuant to the Joinder Agreement, Capricor Therapeutics has agreed to become a loan party under the Loan Agreement and to be jointly and severally responsible with Capricor for the performance of, and to be bound by the obligations and liabilities under, the Loan Agreement, subject to the rights and benefits afforded to a loan recipient thereunder.

The foregoing description of the Joinder Agreement is a summary of the material terms of the Joinder Agreement, does not purport to be complete, and is qualified in its entirety by reference to the text of the Joinder Agreement that will be filed with Capricor Therapeutics’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: October 5, 2015	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer